Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-46826) of The Dun & Bradstreet Corporation of our report dated June 11, 2004 relating to the financial statements of the Profit Participation Plan of The Dun & Bradstreet Corporation, which appears in this Form 11-K.

PricewaterhouseCoopers LLP
Florham Park, NJ
June 28, 2004

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